Exhibit 99.1

Standard Parking Corporation to Release Third Quarter and Nine Months 2005 Results on November 10, 2005

     CHICAGO--(BUSINESS WIRE)--Oct. 27, 2005--Standard Parking Corporation (NASDAQ:STAN) today announced that it will release Third Quarter and Nine Months 2005 Earnings on Thursday, November 10th at 7:30 AM CST. Also on that date, the Company will host a conference call at 10:00 AM CST that can be accessed via webcast at www.standardparking.com or www.earnings.com.
     To listen to the live call, individuals are directed to the investor relations section of the company's website, www.standardparking.com, or to www.earnings.com at least fifteen minutes early to register, download and install any necessary audio software. For those who cannot listen to the live broadcast, replays will be available shortly after the call on either website and accessible for 30 days.

     Standard Parking is a leading national provider of parking facility management services. The company provides on-site management services at multi-level and surface parking facilities for all major markets of the parking industry. The company manages approximately 1,900 parking facilities, containing over one million parking spaces in close to 300 cities across the United States and Canada. In addition, the company manages parking-related and shuttle bus operations serving more than 60 airports.


     CONTACT: Standard Parking Corporation
              G. Marc Baumann, 312-274-2199
              mbaumann@standardparking.com